                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K


                    Current Report Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934


                                January 13, 2003
                Date of Report (Date of earliest event reported)



                            ATMOS ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     TEXAS AND VIRGINIA                 1-10042                  75-1743247
----------------------------       ----------------          -------------------
(State or Other Jurisdiction       (Commission File           (I.R.S. Employer
    of Incorporation or                 Number)              Identification No.)
       Organization)

  1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS                                     75240
-------------------------------                              -------------------
    (Address of Principal                                         (Zip Code)
      Executive Offices)


                                 (972) 934-9227
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         On January 13, 2003, Atmos Energy Corporation ("Registrant") and Banc One Capital Markets, Inc., on behalf of the underwriters named in Schedule A to that certain Underwriting Agreement (collectively the "Underwriters"), executed the Underwriting Agreement in connection with the sale by Registrant to the Underwriters of a total of $250,000,000 of the Company's 5 1/8% Senior Notes due 2013, a copy of which is attached hereto as Exhibit 1.1.

         The Registrant's 5 1/8% Senior Notes due 2013, in the aggregate principal amount of $250,000,000, will be represented by a global security, a copy of which is attached hereto as Exhibit 4.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)      Exhibits.

                 1.1      Underwriting Agreement dated January 13, 2003.
                 4.1      Global Security to be dated January 16, 2003.
                 5.1      Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.
                 23.1     Consent of Ernst & Young LLP, Dallas, Texas.
                 23.2 Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (included in Exhibit 5.1).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ATMOS ENERGY CORPORATION
                                                   (Registrant)


DATE:  January 16, 2003                     By: /s/ LOUIS P. GREGORY
                                                --------------------------------
                                                    Louis P. Gregory
                                                    Senior Vice President
                                                    and General Counsel

                                  EXHIBIT INDEX

     Exhibit Number                          Description
     --------------                          -----------
           1.1            Underwriting Agreement dated January 13, 2003.

           4.1            Global Security to be dated January 16, 2003.

           5.1            Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

          23.1            Consent of Ernst & Young LLP, Dallas, Texas.

          23.2            Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas
                          (included in Exhibit 5.1).